SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A Amendment No. 4

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHECKFREE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	58-2360335 (IRS Employer Identification Number)

4411 East Jones Bridge Road
Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered
Preferred Stock Purchase Rights	The Nasdaq Global Select Market

    Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

     Reference is hereby made to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by CheckFree Holdings Corporation as predecessor to CheckFree Corporation (the “Company”) on December 19, 1997 relating to the Rights Agreement by and between the Company and Wells Fargo Bank, National Association (as successor to The Fifth Third Bank) as Rights Agent (the “Rights Agent”), dated as of December 16, 1997, as amended on February 5, 1999, August 3, 2000 and January 25, 2002 (the “Rights Agreement”). Such Registration Statement on Form 8-A, as amended by the Company on May 12, 1999, October 3, 2000 and January 25, 2002, is incorporated by reference herein.

     On August 2, 2007, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) among itself, Fiserv, Inc. and Braves Acquisition Corp. A description of the Merger Agreement is available in the Company’s filing on Form 8-K, filed with the Securities and Exchange Commission on August 7, 2007.

     In connection with the Company’s execution of the Merger Agreement, the Company and the Rights Agent executed a fourth amendment to the Rights Agreement, effective August 2, 2007 (the “Fourth Amendment”), that was approved by the Company’s Board of Directors. The Fourth Amendment provides that, among other things, neither the execution of the Merger Agreement nor the consummation of the Merger or the other transactions contemplated by the Merger Agreement will trigger the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement.

     The foregoing description is qualified in its entirety by reference to the Rights Agreement, prior amendments thereto, and the Fourth Amendment, which are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 respectively, and incorporated herein by reference.

Item 2.	Exhibits.

No.	Description

4.1	Rights Agreement dated as of December 16, 1997, by and between the Company and The Fifth Third Bank, as Rights Agent, and which includes as Exhibit A thereto the form of Certificate of Designations of Series A Junior Participating
Cumulative Preferred Stock, as Exhibit B thereto the form of Right Certificate and as Exhibit C thereto the Summary of Rights, previously filed as Exhibit 4.1 to the
Registration Statement on Form 8-A (file number 001-12721) of CheckFree
Holdings Corporation as predecessor to the Company, filed on December 19,
1997, and incorporated herein by reference.

4.2	Amendment No. 1 to Rights Agreement, dated as of February 5, 1999, between the
Company and The Fifth Third Bank, as Rights Agent, previously filed as Exhibit
4.2 to Amendment No. 1 to the Registration Statement on Form 8-A (file number
0-26802), filed on May 12, 1999, and incorporated herein by reference.

4.3	Amendment No. 2 to Rights Agreement, dated as of August 3, 2000, between the

Company and The Fifth Third Bank, as Rights Agent, previously filed as Exhibit
4.3 to Amendment No. 2 to the Registration Statement on Form 8-A (file number
0-26802), filed on October 3, 2000, and incorporated herein by reference.

4.4	Amendment No. 3 to the Rights Agreement, dated as of January 25, 2002, between the Company and Wells Fargo Bank Minnesota, National Association, as Rights
Agent, previously filed as Exhibit 4.4 to Amendment No. 3 to the Registration
Statement on Form 8-A (file number 0-26802), filed on January 29, 2002, and incorporated herein by reference.

4.5	Amendment No. 4 to the Rights Agreement, dated as of August 2, 2007, between the Company and Wells Fargo Bank, National Association, as Rights Agent,
previously filed as Exhibit 4.1 to the Current Report on Form 8-K (file number 0-
26802), filed on August 7, 2007, and incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CHECKFREE CORPORATION

By: /s/ Laura E. Binion Name: Laura E. Binion Title: Executive Vice President and General Counsel

Dated: August 13, 2007

EXHIBIT LIST

No.	Description

4.1	Rights Agreement dated as of December 16, 1997, by and between the Company and The Fifth Third Bank, as Rights Agent, and which includes as Exhibit A thereto the form of Certificate of Designations of Series A Junior Participating
Cumulative Preferred Stock, as Exhibit B thereto the form of Right Certificate and as Exhibit C thereto the Summary of Rights, previously filed as Exhibit 4.1 to the
Registration Statement on Form 8-A (file number 001-12721) of CheckFree
Holdings Corporation as predecessor to the Company, filed on December 19,
1997, and incorporated herein by reference.

4.2	Amendment No. 1 to Rights Agreement, dated as of February 5, 1999, between the
Company and The Fifth Third Bank, as Rights Agent, previously filed as Exhibit
4.2 to Amendment No. 1 to the Registration Statement on Form 8-A (file number
0-26802), filed on May 12, 1999, and incorporated herein by reference.

4.3	Amendment No. 2 to Rights Agreement, dated as of August 3, 2000, between the
Company and The Fifth Third Bank, as Rights Agent, previously filed as Exhibit
4.3 to Amendment No. 2 to the Registration Statement on Form 8-A (file number
0-26802), filed on October 3, 2000, and incorporated herein by reference.

4.4	Amendment No. 3 to the Rights Agreement, dated as of January 25, 2002, between the Company and Wells Fargo Bank Minnesota, National Association, as Rights
Agent, previously filed as Exhibit 4.4 to Amendment No. 3 to the Registration
Statement on Form 8-A (file number 0-26802), filed on January 29, 2002, and incorporated herein by reference.

4.5	Amendment No. 4 to the Rights Agreement, dated as of August 2, 2007, between the Company and Wells Fargo Bank, National Association, as Rights Agent,
previously filed as Exhibit 4.1 to the Current Report on Form 8-K (file number 0-
26802), filed on August 7, 2007, and incorporated herein by reference.